UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934




                August 30, 2001                 (August 24, 2001)
               ----------------            --------------------------
                Date of Report          (Date of Earliest Event Reported)



                                 Rent-Way, Inc.
                                 --------------
             (Exact name of registrant as specified in its charter)




      Pennsylvania                  000-22026                 25-1407782
  --------------------          ----------------           -----------------
(State or other             (Commission File Number)     (IRS Employer
     jurisdiction                                           Identification No.)
        of corporation)




One RentWay Place, Erie, Pennsylvania                         16505
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(Address of principal executive offices)                    Zip Code



Registrant's telephone number, including area code:     (814) 455-5378
                                                    ----------------------










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Item 5.           Other Events

ERIE, Pa. - August 24, 2001: Rent-Way Inc. (NYSE:RWY) has selected a new marketing communications agency to increase store traffic and customer loyalty in the rent-to-own industry. Rent-Way Inc.'s new agency of record, Hitchcock Fleming & Associates Inc. (HF&A), based in Akron, Ohio, will steward account billings exceeding $20 million through its results-generating brand and retail integration marketing.

RentWay is tapping HF&A for its marketing, research and creative services; media planning and buying; interactive services through the agency's Buzzwerks(TM) division; database marketing, and public relations, including media relations. Wall Street Investor Relations Corp. (WSIR) will continue to provide investor relations services to RentWay.

On October 1, HF&A will launch a fully integrated, multi-media campaign that will deliver a significant increase in media exposure over last year's fall campaign.

"Our goal is to accelerate our growth efforts and to be the preferred brand in the rent-to-own industry," said RentWay Chairman and CEO Bill Morgenstern. "We believe HF&A's track record with large retail chains and their unique relationship with retail store operators make them a perfect fit for RentWay."

RentWay is the nation's second-largest operator of rental-purchase stores with more than 1,100 locations. RentWay puts quality, brand-name merchandise such as home-entertainment equipment, furniture, Gateway computers and major appliances within everyone's reach.

Roger Zwingler, RentWay's Vice President, Marketing and Advertising, noted, "RentWay provides superior products, service and delivery. Now, through valuable, new market research, customer satisfaction studies, and HF&A's marketing communications experience and strategic fit with RentWay's team, we can fully leverage our sales-growth potential. At the outset of our agency selection process, we considered four agencies. HF&A won hands-down because of their retail traffic-building successes for many other clients."

RentWay is working with HF&A to perform market research that will underpin all RentWay marketing programs. In addition, HF&A will form an alliance with a leading marketing strategist to manage and analyze this effort and assist with 2002 brand management and strategic planning activities.

"HF&A has consistently demonstrated its ability to help clients forge beneficial relationships with their customers. This expertise will pay off for us, because consumers prefer to do business with companies they like and trust," said Mr. Zwingler.

"The HF&A team's top priority is to deliver the maximum return on RentWay's marketing investment," said Jack S. DeLeo, HF&A President/CEO. "Our campaigns drive traffic to retail locations. We've been accomplishing this for our clients for more than 60 years."

Established in 1940, HF&A has served a broad range of retail, consumer, industrial and business-to-business clients on a local, regional, national and international basis.

HF&A has helped power the growth of The Goodyear Tire & Rubber Company, the tire market share leader, and its thousands of U.S. retail locations for more than 55 consecutive years. HF&A's broad range of brand and retail clients include among others Carter Lumber and its more than 200 stores; GELcore, a subsidiary of GE Lighting; Landing, De-icing & Specialty, and Avionic systems of Goodrich Aerospace; and ICI Autocolor (of North America), a world-leading automotive refinishes company serving more than 140 countries.

"Our team hallmark is to build strong relationships with our clients. We consider ourselves an extension of our clients' marketing communications departments. It's our goal to build stronger awareness, preference, traffic and profitability for their brands," said Mr. DeLeo.

HF&A's outstanding creative work has earned numerous national and regional awards for many of its clients, as well as nonprofit organizations such as the All-American Soap Box Derby.

     HF&A's capabilities include marketing; research; strategic planning; print, broadcast, outdoor and specialty advertising; media planning/buying; public relations; interactive strategy development; Internet design and implementation through its Buzzwerks(TM) division; sales promotion; direct response; broadcast and video production; and point-of-sale and collateral materials, such as brochures and catalogs.

                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                           Rent-Way, Inc.
                                    ---------------------------
                                           (Registrant)





     August 30, 2001                            /s/ John A. Lombardi
----------------------------          ------------------------------------------
           Date                                        (Signature)
                                                    John A. Lombardi
                                         Chief Accounting Officer and Controller





     August 30, 2001                          /s/ William A. McDonnell
-----------------------------         ------------------------------------------
               Date                                    (Signature)
                                                  William A. McDonnell
                                      Vice President and Chief Financial Officer